Exhibit 5.1

DUKE ENERGY BUSINESS SERVICES, LLC

526 South Church Street

Charlotte, North Carolina 28202

September 9, 2016

Duke Energy Florida, LLC

299 First Avenue North

St. Petersburg, Florida 33701

Re:  Duke Energy Florida, LLC $600,000,000 aggregate principal amount of First Mortgage Bonds, 3.40% Series due 2046

Ladies and Gentlemen:

I am Deputy General Counsel of Duke Energy Business Services, LLC, the service company affiliate of Duke Energy Florida, LLC (the “Company”), and in such capacity I have acted as counsel to the Company in connection with the public offering of $600,000,000 aggregate principal amount of the Company’s First Mortgage Bonds, 3.40% Series due 2046 (the “Bonds”), to be issued under an Indenture (the “Original Mortgage”), dated as of January 1, 1944, with The Bank of New York Mellon, as successor Trustee (the “Trustee”), as heretofore supplemented and amended and as further supplemented by the Fifty-Third Supplemental Indenture dated as of September 1, 2016 (the “Supplemental Indenture”) (as so amended and supplemented, the “Mortgage”).  On September 6, 2016, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Scotia Capital (USA) Inc. and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Bonds.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “1933 Act”).

I am a member of the bar of the State of Florida and my opinion set forth herein is limited to Florida limited liability company law.  I do not express any opinion with respect to any other law of the State of Florida or any other jurisdiction, or as to the effect thereof on the opinion herein stated.  The Mortgage and the form of Bonds do not include provisions specifying the governing law. For purposes of my opinions, I have assumed that the Mortgage and the Bonds are governed exclusively by the laws of the State of Florida.

In connection with this opinion, I or attorneys under my supervision (with whom I have consulted) have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

(a)         the registration statement on Form S-3 (File No. 333-191462-04) of the Company filed on September 30, 2013, with the Securities and Exchange Commission (the “Commission”) under the 1933 Act, allowing for delayed offerings pursuant to Rule 415 under the 1933 Act, the information deemed to be a part of such registration statement as of the date hereof pursuant to Rule 430B of the rules and regulations under the 1933 Act (the “1933 Act Regulations”) and the information incorporated or deemed to be incorporated by reference in such registration statement pursuant to Item 12 of Form S-3 under the 1933 Act (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)         the prospectus, dated September 30, 2013, including the information incorporated or deemed to be incorporated by reference therein, which forms a part of and is included in the Registration Statement in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(c)          the preliminary prospectus supplement, dated September 6, 2016, including the information incorporated or deemed to be incorporated by reference therein, relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(d)         the prospectus supplement, dated September 6, 2016, including the information incorporated or deemed to be incorporated by reference therein (the “Prospectus Supplement”), relating to the offering of the Bonds in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations;

(e)          the Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433(d) of the 1933 Act Regulations and Section 5(e) of the Underwriting Agreement;

(f)           an executed copy of the Underwriting Agreement;

(g)          an executed copy of the Mortgage, including the Supplemental Indenture;

(h)         a specimen of the Bonds;

(i)             the Articles of Organization of the Company, effective August 1, 2015;

(j)            the Limited Liability Company Operating Agreement of the Company, dated as of August 1, 2015;

(k)         resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted at a meeting of the Board of Directors on February 23, 1944, authorizing, among other things, the Original Mortgage;

(l)             resolutions of the Board of Directors, adopted at a meeting of the Board of Directors on July 22, 1993, establishing and appointing the First Mortgage Bond Indenture Committee;

(m)     resolutions of the Board of Directors, adopted at a meeting of the Board of Directors on June 20, 2011, reestablishing the conditions upon which the First Mortgage Bond Indenture Committee may authorize the issuance and sale of the Company’s first mortgage bonds, among other matters;

(n)         resolutions of the Board of Directors, adopted by unanimous written consent effective November 8, 2012, reappointing the First Mortgage Bond Indenture Committee, among other matters;

(o)         resolutions of the Board of Directors, adopted by the Board of Directors effective September 20, 2013 authorizing the filing of the Registration Statement and the issuance of the Company’s securities;

(p)         resolutions of the Board of Directors, adopted by unanimous written consent effective May 21, 2014, further reappointing the First Mortgage Bond Indenture Committee;

(q)         the written consent of the First Mortgage Bond Indenture Committee of the Board of Directors, effective September 6, 2016, acting pursuant to specific delegation made and authorization given by the Board of Directors on July 22, 1993, June 20, 2011, November 8, 2012, September 20, 2013 and May 21, 2014, relating to the offering of the Bonds; and

(r)            a good standing certificate of the Company issued by the Secretary of State of the State of Florida on September 6, 2016.

I or attorneys under my supervision (with whom I have consulted) have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements and certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I or attorneys under my supervision (with whom I have consulted) have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I or attorneys under my supervision (with whom I have consulted) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of such copies.  In making my examination of executed documents, I have assumed that the parties thereto, other than the Company, had the power, limited liability company or other, to enter into and perform all obligations thereunder and I have also assumed the due authorization by all requisite action, limited liability company or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I or attorneys under my supervision (with whom I have consulted) have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

The opinion set forth below is subject to the following further qualifications, assumptions and limitations:

(i)             the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and

(ii)          I do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on any agreements or instruments or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that the Bonds have been duly authorized and executed by the Company, and that when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Mortgage, the Bonds will constitute valid and binding obligations of the Company entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement through incorporation by reference of a current report on Form 8-K.  I also consent to the reference to my name under the heading “Legal Matters” in the Prospectus Supplement.  In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission promulgated thereunder.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ John T. Burnett, Esq.
John T. Burnett